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                                                                  EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of CFX Corporation for the registration of 3,200,000 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 1994 with respect to the consolidated financial statements of the Safety Fund Corporation incorporated by reference in its Annual Report (Form 10K-SB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



Boston, Massachusetts
April 26, 1996

                                                     /s/ Ernst & Young LLP
                                                    ------------------------
                                                         Ernst & Young LLP